                                                                      Exhibit 23



                  Consent of Independent Certified Accountants
                  --------------------------------------------


We have issued our report dated January 24, 2001 (except for note 16(a) as to which the date is March 28, 2001 and 16(b) as to which the date is March 30,
2001) accompanying the consolidated financial statements of RAIT Investment Trust (formerly Resource Asset Investment Trust) and subsidiaries on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statement of RAIT Investment Trust on Form S-3 (File No. 333-78519, effective May 14, 1999)


/s/ Grant Thornton LLP
---------------------------
Philadelphia, Pennsylvania
March 30, 2001